Exhibit 99.3

Altria Group, Inc.

Morgan Stanley Global Consumer Conference

Remarks by Louis Camilleri

Reconciliation of GAAP Operating Income to Operating Companies Income

Management of Altria Group, Inc. (the “Company”) reviews operating companies income to evaluate segment performance and allocate resources. Within the context of Mr. Camilleri’s remarks, management believes it is appropriate to disclose this measure to assist investors with analyzing business performance and trends. A reconciliation of operating companies income to operating income is as follows:

For the Nine Months Ended September 30, 2003 (1)
Operating Companies Income
Domestic tobacco	$2,902
International tobacco	5,012
North American food	3,832
International food	840
Financial services	241

Total operating companies income	12,827
Less:
Corporate expenses	(542)
Amortization of intangible assets	(7)

Operating income	$12,278

(1)	As disclosed in the Company’s third quarter earnings release furnished to the SEC in its Current Report on Form 8-K, dated October 16, 2003.

Altria Group, Inc.

Morgan Stanley Global Consumer Conference

Remarks by Louis Camilleri

Reconciliation of GAAP Cash Flow to Discretionary Cash Flow

In his remarks, Mr. Camilleri discussed discretionary cash flow to present the cash available for use in repayment of debt, return to shareholders and acquisitions. Within the context of Mr. Camilleri’s remarks, management believes it is appropriate to disclose this measure to assist investors with analyzing business performance and trends. A reconciliation of GAAP cash flow to discretionary cash flow is as follows:

	1996	1997	1998	1999	2000	Cumulative
Operating cash flow (1)	$7,634	$8,340	$8,120	$11,375	$11,044	$46,513
Investing cash flow (1)	(2,055)	(619)	(2,554)	(2,682)	(17,506)	(25,416)
Less: purchases of businesses (1)	616	630	17	522	15,576	17,361

Discretionary cash flow	$6,195	$8,351	$5,583	$9,215	$9,114	$38,458

(1)	As disclosed in Statements of Cash Flows in the Company’s respective Annual Reports on Form 10-K.

Altria Group, Inc.

Morgan Stanley Global Consumer Conference

Remarks by Louis Camilleri

Reconciliation of GAAP Cash Flow to Cash Flow with Kraft Foods Inc. (“Kraft”) on a Cash Basis

In his remarks, Mr. Camilleri discussed the cash generated by the Company, as if Kraft were on a cash basis. This measure reflects that the only Kraft cash available to the Company, since Kraft’s initial public offering, is from debt repayment and receipt of dividends. Within the context of Mr. Camilleri’s remarks, management believes it is appropriate to disclose this measure to assist investors with analyzing business performance and trends. A reconciliation of GAAP cash flow to cash flow with Kraft on a cash basis is as follows:

For the year ended December 31, 2001
	Altria Consolidated		Less Kraft Consolidated		Altria Less Kraft
Operating cash flow	$8,893	(1)	$3,328	(2)	$5,565
Investing cash flow	(2,916	)(1)	(1,222	)(2)	(1,694)
Less: acquisitions	451	(1)	194	(2)	257

Discretionary cash flow	$6,428		$2,300		4,128

Repayment of Altria notes (2)					16,350
Other intercompany					58
Dividends					189

Cash flow with Kraft on a cash basis					$20,725

For the year ended December 31, 2002
	Altria Consolidated		Less Kraft Consolidated		Altria Less Kraft
Operating cash flow	$10,612	(1)	$3,720	(2)	$6,892
Investing cash flow	(2,009	)(1)	(1,052	)(2)	(957)
Less: acquisitions	147	(1)	122	(2)	25

Discretionary cash flow	$8,750		$2,790		5,960

Dividends–Miller					2,000
Repayment of Altria notes (2)					3,850
Other intercompany					(460)
Dividends–Kraft					785

Cash flow with Kraft on a cash basis					$12,135

(1)	As disclosed in Statements of Cash Flows in the Company’s respective Annual Reports on Form 10-K.
(2)	As disclosed in Statements of Cash Flows in respective Kraft Annual Reports on Form 10-K.

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